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Exhibit (a)(1)(E)

Letter to Clients with Respect to
Offer to Purchase
All Outstanding Shares of Common Stock
of
Trans Energy, Inc.
at
$3.58 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated October 27, 2016
by
WV Merger Sub, Inc.
a wholly owned subsidiary of
EQT Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, NOVEMBER 28, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE "EXPIRATION DATE"), UNLESS EARLIER TERMINATED.

 October 27, 2016

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated October 27, 2016 (as it may be amended or supplemented, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented, the "Letter of Transmittal" and, together with the Offer to Purchase, the "Offer"), relating to the offer by WV Merger Sub, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of EQT Corporation, a Pennsylvania corporation ("EQT"), to purchase all outstanding shares of common stock, par value $0.001 per share (each, a "Share" and collectively, the "Shares"), of Trans Energy, Inc., a Nevada corporation ("Trans Energy"), at a price of $3.58 per Share, net to the seller in cash, without interest (the "Offer Price") and less any required withholding tax, upon the terms and subject to the conditions set forth in the Offer. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Purchase.

        We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us or our nominees as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us or our nominees for your account.

        We request instructions as to whether you wish to tender any or all of the Shares held by us or our nominees for your account pursuant to the Offer.

        Your attention is directed to the following:

  1.
  The Offer Price is $3.58 per Share net in cash, without interest and less any required withholding tax, upon the terms and subject to the conditions set forth in the Offer.

  2.
  The Offer is being made for all outstanding Shares.

  3.
  The Offer is being made in connection with the Agreement and Plan of Merger, dated as of October 24, 2016 (as it may be amended or supplemented, the "Merger Agreement"), by and among Trans Energy, EQT and the Purchaser, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Trans Energy, with Trans Energy continuing as the surviving corporation and a wholly owned subsidiary of EQT (the "Merger"). At the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than (i) shares of common stock held by Trans Energy or any of its wholly owned subsidiaries as treasury stock or owned by EQT or any of its subsidiaries, including the Purchaser, all of which will be cancelled and shall cease to exist, and (ii) Dissenting Shares (as defined in the Offer to Purchase), if any) will be converted into the right to receive an amount in cash equal to the Offer Price, less any required withholding tax.

  4.
  The Trans Energy Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer, the Merger and the Top-Up Option (as defined herein) (collectively, the "Transactions"), are advisable, and in the best interests of, Trans Energy and its stockholders, (ii) adopted, approved and declared advisable the Merger Agreement and the Transactions and (iii) resolved to recommend that the stockholders of Trans Energy accept the Offer, tender their Shares and, if required by applicable law, approve the Merger Agreement and the Transactions.

  5.
  The Offer is not subject to any financing condition. The Offer is, however, subject to the satisfaction of the Minimum Tender Condition (as defined in the Offer to Purchase), the consummation of the Republic Transaction (as defined in the Offer to Purchase), the delivery of payoff letters by Trans Energy to EQT with respect to indebtedness under Trans Energy's credit agreement and the other conditions described in the Offer to Purchase. See Section 15 of the Offer to Purchase.

  6.
  The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of Monday, November 28, 2016, unless the Offer is extended or earlier terminated by the Purchaser.

  7.
  Any transfer taxes applicable to the Purchaser pursuant to the Offer will be paid by the Purchaser, subject to Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

        Payment for Shares will be in all cases made only after such Shares are accepted by the Purchaser for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and (c) any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

 Instructions with Respect to
Offer to Purchase
All Outstanding Shares of Common Stock
of
Trans Energy, Inc.
at
$3.58 Per Share, Net in Cash,
Pursuant to the Offer to Purchase dated October 27, 2016
by
WV Merger Sub, Inc.
a wholly owned subsidiary of
EQT Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF MONDAY, NOVEMBER 28, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE SO EXTENDED, THE "EXPIRATION DATE"), UNLESS EARLIER TERMINATED.

        The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated October 27, 2016 (as it may be amended or supplemented, the "Offer to Purchase"), and the related Letter of Transmittal (as it may be amended or supplemented, the "Letter of Transmittal" and, together with the Offer to Purchase and other related materials, the "Offer"), in connection with the offer by WV Merger Sub, Inc., a Nevada corporation (the "Purchaser") and a wholly owned subsidiary of EQT Corporation, a Pennsylvania corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (each, a "Share" and collectively, the "Shares"), of Trans Energy, Inc., a Nevada corporation, at a price of $3.58 per Share, net to the seller in cash, without interest (the "Offer Price") and less any required withholding tax, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A., the depositary for the Offer (the "Depositary"), will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:	Shares*

Account Number:	Signature(s):

Capacity**

Please Type or Print Name(s) Above

Please Type or Print Address(es) Above

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)
*
Unless otherwise indicated, you are deemed to have instructed us to tender all Shares held by us for your account

**
Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

        Please return this form to the brokerage firm or other nominee maintaining your account.

QuickLinks

  Exhibit (a)(1)(E)
Letter to Clients with Respect to Offer to Purchase All Outstanding Shares of Common Stock of Trans Energy, Inc. at $3.58 Per Share, Net in Cash, Pursuant to the Offer to Purchase dated October 27, 2016 by WV Merger Sub, Inc. a wholly owned subsidiary of EQT Corporation
  October 27, 2016
Instructions with Respect to Offer to Purchase All Outstanding Shares of Common Stock of Trans Energy, Inc. at $3.58 Per Share, Net in Cash, Pursuant to the Offer to Purchase dated October 27, 2016 by WV Merger Sub, Inc. a wholly owned subsidiary of EQT Corporation